UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2017, the Compensation Committee of Chipotle’s Board of Directors entered into agreements with Steve Ells, Chairman and Chief Executive Officer, Jack Hartung, Chief Financial Officer, and Mark Crumpacker, Chief Marketing and Development Officer, to modify the terms of performance share awards made to each of the foregoing executive officers in February 2016. Under the terms of the original awards, vesting is based on Chipotle’s stock price performance over the three-year performance period. The initial terms stipulated that the awards would pay out only if the average closing price of Chipotle’s common stock for any period of 30 consecutive trading days during the performance period was at least $700. The number of shares issuable at the end of the performance period was to be determined based on the highest average closing stock price achieved for any period of 30 consecutive trading days during the performance period.

After soliciting shareholder feedback during the second half of 2016 following the say-on-pay vote at Chipotle’s 2016 annual meeting of shareholders, the Compensation Committee and the executive officers agreed on the following modifications to the 2016 performance share award terms:

•	The measurement period for establishing stock price achievement was increased from 30 days to 60 days.
•	The maximum payout was reduced to 300% of the target awards (the prior maximum was 400% of target).
•	An end-of-period performance modifier was added that stipulates that if the average stock price for the last 60 days in the performance period is below $650, then the final payout will be no higher than target, even if an above-target average stock price was achieved during the performance period.

The table below depicts potential payouts under the 2016 performance share awards following the modifications described above, based on achievement during the performance term, as described above, of the specified stock price levels reflected in the table.

Executive Officer	Number of Shares Eligible to be Earned
	$700 (Threshold)	$800 (Target)	$1,000 (Maximum)
Steve Ells	13,500	27,000	81,000
Jack Hartung	5,675	11,350	34,050
Mark Crumpacker	4,050	8,100	24,300

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Form of Modification Agreement to Performance Share Awards

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

March 30, 2017	By:	/s/ Jack Hartung
		Name:	Jack Hartung
		Title:	Chief Financial Officer

Exhibit Index

Exhibit 10.1	Form of Modification Agreement to Performance Share Awards